Exhibit 10.1

STOCK ISSUANCE AGREEMENT

STOCK ISSUANCE AGREEMENT (this “Agreement”) dated as of October 30, 2007 (the “Effective Date”), between DISCOVERY LABORATORIES, INC., a Delaware corporation (the “Company”), and Grantee.

WHEREAS, Grantee is an employee of the Company; and

WHEREAS, in order to reward Grantee for Grantee’s efforts, the Company has agreed to grant to Grantee that number of restricted shares (the “Restricted Shares”) of the common stock, par value $0.001 per share, of the Company (the “Common Stock”) specified in the Notice of Grant, subject to the terms, conditions and restrictions set forth in this Agreement and in the Stock Issuance Program set forth in Article III of the Company’s Amended and Restated 1998 Stock Incentive Plan (the “Plan”).

NOW, THEREFORE, in consideration of the above premises and the mutual covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

SECTION 1. Grant of Restricted Shares. On the date hereof, the Company hereby grants to Grantee that number of Restricted Shares of Common Stock of the Company specified in the Notice of Grant. All Restricted Shares granted pursuant to this Section 1 are subject to the terms, conditions and restrictions set forth in this Agreement and in the Plan.

SECTION 2. Vesting Schedule. Subject to the earlier cancellation of the Restricted Shares as provided in Section 4 below, the Restricted Shares awarded to Grantee shall fully vest on the date that Surfaxin® for RDS first becomes widely commercially available, as such date is determined by the Company.

Notwithstanding the foregoing, upon the occurrence of any Corporate Transaction or Change in Control (as such terms are defined in the Plan) all of the Restricted Shares that have not yet vested shall vest as of the effective date of such Corporate Transaction or Change in Control

SECTION 3. Restrictions on Transfer. Grantee agrees that, in addition to any restrictions on transfer that may be imposed under applicable state and federal securities laws, the Restricted Shares shall be subject to the following restrictions on transfer:

(a) Grantee shall not, without the prior written consent of the Company, offer, transfer, sell, pledge, assign, hypothecate or otherwise encumber or dispose of any unvested Restricted Shares.

(b) Any attempted assignment, transfer, pledge, hypothecation or other disposition of the Restricted Shares contrary to the provisions hereof, and the levy of any execution, attachment or similar process upon the Restricted Shares, shall be null and void and without effect.

SECTION 4. Cancellation of Restricted Shares. If Grantee’s employment with the Company is terminated for any reason, all unvested Restricted Shares granted hereunder shall automatically be cancelled and void and be of no further force or effect without the need for any further action on behalf of the Company. Upon any cancellation of the Restricted Shares, the Grantee shall deliver to the Company the certificate(s) representing such Restricted Shares.

SECTION 5. [Reserved]

SECTION 6. Voting Rights. Grantee shall be entitled to vote the Restricted Shares, whether or not they are then vested.

SECTION 7. Stock Certificates.

 (a) Certificates. The Company shall hold the Restricted Shares in custody with the transfer agent in book-entry form until they shall have vested. When the Restricted Shares are fully vested, the Company will cause the transfer agent to issue a certificate evidencing the Restricted Shares.

(b) Stock Legends. The Restricted Shares shall be held by the transfer agent subject to the following restriction (in addition to any restriction (s) required under applicable state or federal securities laws):

THESE RESTRICTED SHARES ARE SUBJECT TO CERTAIN RESTRICTIONS UPON TRANSFER AND RIGHTS OF CANCELLATION AS SET FORTH IN A STOCK ISSUANCE AGREEMENT, DATED OCTOBER 30, 2007, BETWEEN DISCOVERY LABORATORIES, INC. (THE “CORPORATION”) AND THE SHAREHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE CORPORATION.

SECTION 8. Representations and Warranties. Grantee represents to the Company that:

(a) GRANTEE ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THIS AGREEMENT IS EARNED ONLY THROUGH GRANTEE’S CONTINUED AND SATISFACTORY SERVICE TO THE COMPANY THROUGH THE VESTING DATE AND NOT THROUGH THE GRANT OF RESTRICTED SHARES HEREUNDER.

(b) Grantee acknowledges and agrees that this Agreement is not a contract of employment and that nothing in this Agreement shall confer upon Grantee any right with respect to continuation of service to the Company, nor shall it interfere in any way with Grantee’s right or the Company’s right to terminate Grantee’s service to the Company at any time, with or without cause.

(c) Grantee hereby accepts this Stock Issuance Agreement subject to all of the terms and provisions hereof. Grantee has reviewed this Agreement in its entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement, and fully understands all provisions of this Agreement.

(d) Grantee acknowledges that, as a condition to the vesting of the Restricted Shares, the representations and warranties of this Section 8 shall be true and correct as of the vesting date as if they had been made on such date with respect to vested Restricted Shares.

(e) Grantee acknowledges that the grant of the Restricted Shares hereunder does not create any contractual or other right to receive future awards or benefits in lieu of awards, and all future awards, if any, and the terms and conditions thereof, will be at the sole discretion of the Company.

(f) Grantee acknowledges that the future value of the Restricted Shares is unknown and cannot be predicted with certainty.

(g) Grantee acknowledges that the Company and its counsel are entitled to rely on the representations made above.

SECTION 9. Tax Consequences. Grantee has reviewed with Grantee’s own tax advisors the federal, state, local and foreign tax consequences of this Agreement. Grantee is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. Grantee understands that Grantee (and not the Company) shall be responsible for Grantee’s own tax liability that may arise as result of the transactions contemplated by this Agreement. Grantee understands that Section 83 of the Code, taxes as ordinary income the fair market value, as defined by the Code, of the Restricted Shares as of the date they become “substantially vested” within the meaning of Section 1.83-3(b) of the regulations promulgated pursuant to Code Section 83. Grantee understands that Grantee may elect to be taxed at the time the Restricted Shares are granted, rather than at the time, if any, that they become substantially vested, by filing an election under Section 83(b) of the Code with the Internal Revenue Service within 30 days from the date of grant.

GRANTEE ACKNOWLEDGES THAT IT IS GRANTEE’S SOLE RESPONSIBILITY AND NOT THE COMPANY’S TO FILE A TIMELY ELECTION UNDER CODE SECTION 83(b), EVEN IF GRANTEE REQUESTS THE COMPANY, OR ITS REPRESENTATIVES, TO MAKE THIS FILING ON GRANTEE’S BEHALF.

SECTION 10. Notices. Any notice required to be given or delivered to the Company under the terms of this Agreement shall be in writing and addressed to the Company at 2600 Kelly Road, Suite 100, Warrington, Pennsylvania 18976, Attention: David L. Lopez, C.P.A., Esq., Senior Vice President, General Counsel, or to such other address as shall be provided in writing to Grantee. Any notice required to be given or delivered to Grantee shall be in writing and addressed to the most recent address of Grantee, as set forth in the books and records of the Company. All notices shall be deemed effective upon personal delivery against receipt therefor; one day after being sent by Federal Express or similar overnight delivery; or three days after being mailed registered or certified mail, postage prepaid, and properly addressed to the party to be notified.

SECTION 11. Withholding. Grantee shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any applicable Federal, state or local income or employment taxes, including withholding taxes, arising in connection with the grant or vesting of any of the Restricted Shares. The Company, in its discretion, may allow the satisfaction of any withholding taxes by retention of Restricted Shares or delivery of already owned shares of Common Stock in accordance with procedures determined by the Company’s Plan Administrator. The Company shall have the right to deduct from any payment of any kind otherwise due to Grantee, including payments of Grantee’s salary, any taxes required to be withheld by the Company with respect to the Restricted Shares.

SECTION 12. Entire Agreement. This Agreement and the Plan contain the entire understanding between the parties concerning the subject matter contained herein and therein. There are no representations, agreements, arrangements or understandings, oral or written, between the parties hereto, relating to the subject matter of this Agreement and the Plan that are not fully expressed herein or therein.

SECTION 13. Counterparts. This Agreement may be signed in one or more counterparts, all of which shall be considered one and the same agreement.

SECTION 14. Further Assurances. Each party to this Agreement agrees to perform all further acts and to execute and deliver all further documents as may be reasonably necessary to carry out the intent of this Agreement.

SECTION 15. Construction. Whenever used in this Agreement, the singular number will include the plural, and the plural number will include the singular, and the masculine or neuter gender shall include the masculine, feminine, or neuter gender. The headings of the Sections of this Agreement have been inserted for purposes of convenience and shall not be used for interpretive purposes.

SECTION 16. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of laws principles of such state.

SECTION 17. Successors. The rights and obligations of the Company under this Agreement shall be transferable to any successor thereto. The rights and obligations of Grantee under this Agreement may only be assigned with the prior written consent of the Company.

SECTION 18. Amendment. This Agreement may only be amended by the written consent of the parties to this Agreement at the time of such amendment.

SECTION 19. No Waiver. Either party’s failure to enforce any of the provisions of this Agreement shall not in any way be construed as a waiver of any such provision, nor prevent that party from thereafter enforcing any other provision of this Agreement. The rights granted both parties hereunder are cumulative and shall not constitute a waiver of either party’s right to assert any other available legal remedy.

IN WITNESS WHEREOF, the parties hereto have entered into this Agreement as of the date first above written.

Grantee

DISCOVERY LABORATORIES, INC.

By:
Name: Robert J. Capetola, Ph.D.
Title: President and CEO